Exhibit 10.26

CELADON GROUP, INC.
2006 OMNIBUS INCENTIVE PLAN

AWARD NOTICE

GRANTEE:
TYPE OF AWARD:	Non-Qualified Stock Option (Non-employee Directors)
NUMBER OF SHARES:
EXERCISE PRICE PER SHARE:
DATE OF GRANT:
EXPIRATION DATE:

    1.     Grant of Option. This Award Notice serves to notify you that Celadon Group, Inc., a Delaware corporation (the “Company”), hereby grants to you, under the Company’s 2006 Omnibus Incentive Plan (the “Plan”), an option (the “Option”) to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares set forth above (the “Option Shares”) of the Company’s Common Stock, par value $0.033 per share (the “Common Stock”), at the price per Share set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from the Company’s Accounting Department upon request. You should review the terms of this Award Notice and not otherwise defined herein and the Plan carefully. The capitalized terms used in this Award Notice are defined in the Plan.

    2.     Term. Unless the Option is previously terminated pursuant to the terms of the Plan, the Option will expire at the close of business on the expiration date set forth above (the “Expiration Date”).

    3.     Vesting. Subject to the terms and conditions set forth in this Award Notice and the Plan, the Option will vest and become exercisable commencing on__________, in accordance with the following schedule:

Vesting Date	Cumulative Percentage of Option Shares Vested

    4.      Exercise.

        (a)      Method of Exercise. To the extent exercisable under Section 3, the Option may be exercised in whole or in part, provided that the Option may not be exercised for less than one (1) share of Common Stock in any single transaction. The Option shall be exercised by your giving written notice of such exercise to the Company specifying the number of Option Shares that you elect to purchase and the Exercise Price to be paid. Upon determining that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to the Plan and payment of the Exercise Price, the Company shall issue to you a certificate for the Option Shares purchased on the earliest practicable date (as determined by the Company) thereafter.

        (b)     Payment of Exercise Price. To the extent permissible under the Plan, the Exercise Price may be paid as follows:

    (i)     In United States dollars in cash or by check, bank draft, or money order payable to the Company;

    (ii)     At the sole discretion of the Company’s Compensation Committee (the “Committee”), through the delivery of shares of Common Stock with an aggregate Fair Market Value at the date of such delivery equal to the Purchase Price;

    (iii)     At the sole discretion of the Committee, through the surrender of part of the Option or other exercisable options having a difference between (A) the exercise price of such surrendered Options and (B) the Fair Market Value of the Common Stock equal to the Exercise Price; or

    (iv)     At the sole discretion of the Committee, in any combination of Sections 4(b)(i), 4(b)(ii), and 4(b)(iii) above.

The Committee in its sole discretion shall determine acceptable methods for surrendering Common Stock or options as payment upon exercise of the Option and may impose such limitations and conditions on the use of Common Stock or options to exercise the Option as it deems appropriate. Among other factors, the Committee will consider the restrictions of Rule 16b-3 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act, and any successor laws, rules, or regulations.

        (c)     Withholding. The exercise of the Option is conditioned upon your making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company may be made by one or any combination of the following methods: (a) in cash or by check, or (b) by the Company withholding such taxes from any other compensation owed to you by the Company or any Subsidiary.

    5.      Effect of Death. In the event of your death prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within one (1) year after the date of your death, but only: (a) by the beneficiary designated on your beneficiary designation form filed with the Company, or in the absence of same, by your estate or by or on behalf of the person or persons to whom the Option passes under your will or the laws of descent and distribution, (b) to the extent that the Option was vested and exercisable on the date of your death, and (c) prior to the close of business on the Expiration Date of the Option.

    6.      Effect of Change In Control.

        (a)      In General. Upon the occurrence of a Change In Control (as defined below), the unvested portion of the Option shall immediately vest and become exercisable as of the date of the occurrence of such event.

        (b)      “Change In Control” Defined. The term “Change In Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, as in effect on December 31, 2004, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as:

    (i)      Any “person” within the meaning of Section 14(d)(2) of the Exchange Act and Section 13(d)(3) of the Exchange Act, other than a Permitted Holder becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

    (ii)      Individuals who constitute the Board on January 12, 2006 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director after January 12, 2006 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Exchange Act, as in effect on January 23, 2000, or “tender offer,” as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board;

    (iii)      Upon the consummation by the Company of a reorganization, merger, or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than seventy-five percent (75%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

    (iv)      Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

    (c)      “Permitted Holder” Defined. The term “Permitted Holder” means: (i) the Company or a Subsidiary or (ii) any employee benefit plan sponsored by the Company or any Subsidiary.

    7.      Nonassignability. The Option may not be alienated, transferred, assigned, or pledged (except by will or the laws of descent and distribution). Except as otherwise provided by Section 5 of this Award Notice, the Option is only exercisable by you during your lifetime.

    8.      Limitation of Rights. You will not have any rights as a stockholder with respect to the Option Shares until you become the holder of record of such shares by exercising the Option.

    9.      Rights of the Company and Subsidiaries. This Award Notice does not affect the right of the Company or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

    10.     Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Option Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

    11.     Plan Controls. The Option is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

    12.     Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate the Option with your consent.

    13.     Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

    14.     Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to the Company’s office at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235, Attention: Chief Financial Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received.

* * * * * * * * * *

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the incentive stock options granted by this Award Notice and that this Award Notice and the Plan supercede all prior oral and written agreements on that subject.

Dated: _______________, 20___

Grantee:

Celadon Group, Inc.

By:
Name:
Title:

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